UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

ADTRAN, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24612	63-0918200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by ADTRAN, Inc. (the “Company”), on November 4, 2020, the Company, as borrower, entered into a Revolving Credit and Security Agreement and related Promissory Note (together, the “Revolving Credit Agreement”) with Cadence Bank, N.A, as lender (the “Lender”). The Revolving Credit Agreement, which was subsequently amended on November 4, 2021, provided the Company with a $10 million secured revolving credit facility (the “Credit Facility”) with a maturity date of November 3, 2022.

On May 19, 2022, the Company entered into (a) a Loan Modification Agreement and Amendment to Loan Documents (“Loan Modification”) and (b) an Amended and Restated Promissory Note with the Lender in order to (i) increase the maximum available amount under the Credit Facility from $10 million to $25 million, (ii) increase the permitted loan-to-value ratio under the Credit Facility from 75% to 85%, (iii) change the benchmark interest rate for borrowings under the promissory note from LIBOR to SOFR, and (iv) decrease the minimum applicable interest rate under the promissory note from 1.5% to 0.5%. All other material terms and restrictive covenants under the Revolving Credit Agreement remain in full force and effect through November 3, 2022. As of the date of this report, the principal amount of indebtedness outstanding under the Credit Facility is $10 million, which is unchanged from the amount outstanding immediately prior to the Loan Modification.

A copy of the Loan Modification has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Loan Modification were made only for purposes of such agreement and as of the specific date of such agreement; were made solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by information that may modify, qualify or create exceptions to the representations and warranties set forth in such agreement; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected the Company’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03. If there has been a significant incurrence under the amended credit facility, that should be disclosed here (under Item 2.03).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

10.1	Loan Modification Agreement and Amendment to Loan Documents, dated as of May 19, 2022, between ADTRAN, Inc., as borrower, and Cadence Bank, N.A., as lender
10.2	Amended and Restated Promissory Note, dated as of May 19, 2022, between ADTRAN, INC., as borrower, and Cadence Bank, N.A., as lender
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADTRAN, Inc.

Date:	May 23, 2022	By:	/s/ Michael Foliano
Michael Foliano Senior Vice President of Finance and Chief Financial Officer